AMENDMENT NO. 4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 19, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc., (the “Adviser”), on behalf of AIM Sector Funds (Invesco Sector Funds), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to remove the following series portfolios: Invesco Financial Services Fund, Invesco Mid Cap Value Fund, Invesco Small-Mid Special Value Fund, Invesco Special Value Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund, Invesco Value Fund, Invesco Value II Fund, Invesco Van Kampen Capital Growth Fund, Invesco Van Kampen Enterprise Fund, Invesco Van Kampen Technology Fund and Invesco Van Kampen Utility Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Energy Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Utilities Fund
Invesco Technology Fund
Invesco U.S. Mid Cap Value Fund
Invesco Van Kampen American Value Fund
Invesco Van Kampen Comstock Fund
Invesco Van Kampen Mid Cap Growth Fund
Invesco Van Kampen Small Cap Value Fund
Invesco Van Kampen Value Opportunities Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO CANADA LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
	Name:	Eric J. Adelson
	Title:	Senior Vice President and Secretary

By:	/s/ Wayne Botton
	Name:	Wayne Botton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Jens Langewand		/s/ Alexander Lehmann
	Name:	Jens Langewand	Alexander Lehmann
	Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Graeme Proudfoot
	Name:	Graeme Proudfoot
	Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Nick Burrell		/s/ Mark Yesberg
	Name:	Nick Burrell	Mark Yesberg
	Title:	Company Secretary	Director

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong		/s/ Fanny Lee
	Name:	Anna Tong	Fanny Lee
	Title:	Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
	Name:	Jeffrey H. Kupor
	Title:	Secretary & General Counsel

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